UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified in Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4TH FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

SUPPLEMENT TO

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 10, 2007

The purpose of this Supplement to the Notice of the 2007 Annual Meeting of Stockholders of Environmental Power Corporation is to correct a typographical error appearing in the descriptions of proposals 2 and 3 appearing in such Notice, which descriptions are hereby amended and restated in their entirety as follows:

“2. An amendment to our Restated Certificate of Incorporation, increasing the number of shares of common stock that we are authorized to issue from 21,400,000 to 50,000,000.

3. An amendment to our 2006 Equity Incentive Plan, increasing the number of shares of common stock reserved for issuance pursuant to the grant of awards thereunder from 300,000 to 800,000, as a result of which our 2006 Director Option Plan, under which 210,000 shares currently remain available for issuance pursuant to stock options granted thereunder, would be terminated.”

By order of the Board of Directors,

Dennis Haines

Secretary

Portsmouth, New Hampshire

August 15, 2007